Exhibit 1.2 VPN.COM JV Partners Statement of Cash Flows

                               VPN.COM JV Partners
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS

                                                                       Mar 6 -
                                                                    Dec 21, 1999
                                                                    ------------


Cash flows from operating activities:
  Net income (loss) ..........................................         (127,249)
  (Increase) in accounts receivable ..........................          (13,288)
  (Increase)/Decrease in prepaid expenses ....................           (5,000)
  Depreciation ...............................................           46,356
  (Increase) in other assets .................................       (1,000,000)
  Increase in accounts payable ...............................           45,997
  Increase in accrued expenses ...............................           35,402
                                                                     ----------


  Net cash used by operating activities ......................       (1,017,782)
                                                                     ----------

Cash flows from investing activities:
  Purchases of equipment .....................................          (44,634)
                                                                     ----------


  Net cash used by investing activities ......................          (44,634)
                                                                     ----------


Cash flows from financing activities:
  Net Proceeds from borrowings on short-term loans ...........           53,416
Contributed Capital ..........................................        1,004,000
  Proceeds received from partners ............................            5,000
                                                                     ----------


  Net cash provided by financing activities ..................        1,062,416
                                                                     ----------


Net increase in cash .........................................                0

Cash, beginning of period ....................................                0
                                                                     ----------


Cash, end of period ..........................................                0
                                                                     ==========





                Unaudited Statement of Cash Flows Compiled
                     From Books and Records of Company